CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated November 27, 2002, and to all references to our Firm included in or made a part of this Registration Statement on Form N-1A of Valgro Funds, Inc.

Grant Thornton LLP
Chicago, Illinois
December 20, 2002